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Exhibit 10.3

        This sublease ("Sublease") is entered into this 12 day of April 2002, by and between Davox Corporation, located at Six Technology Park Drive, Westford, MA 01886 ("Sublandlord") and Bio-Imaging Technologies, located at 826 Newtown-Yardley Rd, Newton, PA 18940 ("SubTenant")

1.
Sublandlord entered into a lease agreement (hereinafter called the ("Prime Lease") with Yardley Road Associates, LP for the rental of a portion of the second floor consisting of 5,945 square feet located at 826 Newtown Yardley Road, Newtown, Pennsylvania ("Premises"). Subsequently. The entire building was purchased by 826 Newtown Associates, LP (hereinafter referred to as "Prime Landlord").

2.
Should Sublandlord exercise the Renewal Option, as stated in Rider A of the Prime Lease Subtenant reserves the right to sublease from Sublandlord.

3.
Sublandlord and Subtenant agree to the subletting of the aforementioned space pursuant to the terms contained herein.

4.
Unless otherwise stated herein, all capitalized terms contained herein shall have the same meaning as those contained in the Prime Lease.

5.
Except as specifically set forth herein, the terms of the Prime Lease are hereby incorporated. The word "Tenant" in the Prime Lease should be replaced with "subtenant" and the word "Landlord" shall be replaced with "Sublandlord", provided however, those terms that were specific to the original leasing of the space shall not be applicable hereunder. Additionally, any property management activities of any kind shall be handled by the Prime Landlord and not Sublandlord.

6.
All broker's commission to Trammell Crow as it relates to the above mentioned space is the sole responsibility of Sublandlord.

7.
Sublandlord hereby sublets the Premises to Subtenant pursuant to the terms of the Prime Lease, except as specifically modified herein.

8.
The commencement date for the sublease shall be April 15, 2002.

9.
Subtenant shall have the right to jointly occupy the premises with the Tenant upon commencement of the term. Tenant shall use its best efforts to vacate the premises by July 1st, 2002. Prior to June 1, 2002, Subtenant shall limit its occupancy of the Premises to a maximum of ten (10) people.

10.
Sublandlord agrees that Subtenant can place signage, to properly mark the above-mentioned space, privately and publicly, as approved by Sublandlord and Prime Landlord no later than June 1, 2002.

11.
The term of the sublease shall be from April 15, 2002 to April 17, 2004.

12.
The rent shall be &18,25 PSF plus utilities.

13.
A security deposit equal to one months rent shall be required and will be refunded in full at the expiration of the term provided Subtenant is not in default or damages have not occurred to the Premises.

14.
Sublandlord will retain ownership and possession of ten (10) workstations, conference room furniture, break room furnishings, Phone system, and data equipment. Subtenant agrees to purchase the remaining furniture items from Sublandlord up front in cash. A complete inventory of the remaining furniture will be provided to the Subtenant no later than April 17, 2002. It is understood that the inventory list may change slightly based on Sublandlord's needs at property selected. Once a final inventory list is prepared, no later than April 22, 2002, The Sublandlord and Subtenant will determine an appropriate price for the remaining inventory.

15.
Subtenant will be responsible for all utility costs.

16.
This is the sole understanding between the parties relating to the subject matter hereto and it overrides and supersedes any prior oral or written statements whatsoever. Exhibit A, Location of Building and Exhibit A-1, Demised Premises has not been provided to Subtenant.

17.
As stated in the Prime Lease, Paragraph 8, repairs and Maintenance, Subparagraph a0 and c0. Subtenant will not be responsible for any restoration except for Subtenant fit-out or improvements that may be performed during the term of the lease with Sublandlord and Prime Landlord approval. Subtenant will not be responsible to restore the premises with respect to any improvements done by Sublandlord.

18.
Paragraph 26b, Remedies (confession of judgement) in the Prime Lease will not be applicable to Subtenant and tenant.

19.
Subtenant will be responsible for its pro-rated share of the increase in operating expenses and real estate taxes over a $4.25 PSF operating stop.

20.
This Sublease shall be governed by the laws of the State of Pennsylvania.

21.
Subtenant agrees to provide a statement of financials to Sublandlord for review prior to the execution of this Sublease

AGREED AND ACCEPTED

Davox Corporation	Bio-Imaging Technologies
M. Donovan, SVP Ops	Mark L. Weinstein, President
Print Name & Title	Print Name & Title
/s/ M. Donovan	/s/ Mark L. Weinstein
Sign	Sign
April 18, 2002	April 12, 2002
Date	Date

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  Exhibit 10.3